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                                                                  EXHIBIT 21.1

                             ALLIANCE IMAGING, INC.
                            SIGNIFICANT SUBSIDIARIES

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

ENTITY:                                     STATE OF INCORPORATION
SMT Health Services, Inc.                   Delaware

Mobile Technology, Inc.                     Delaware

Medical Diagnostics, Inc.                   Delaware
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